Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian W. Maass and Joseph T. Green, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 1.0 million shares of Common Stock, par value $0.01 per share of TCF Financial Corporation under the TCF Employees Stock Purchase Plan - Supplemental Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of January 25, 2017, by the following persons:

/s/ William A. Cooper
William A. Cooper
Director and Chairman

/s/ Thomas F. Jasper
Thomas F. Jasper
Director and Vice Chairman

/s/ Peter Bell	/s/ Vance K. Opperman
Peter Bell	Vance K. Opperman
Director	Lead Director

/s/ William F. Bieber	/s/ James M. Ramstad
William F. Bieber	James M. Ramstad
Director	Director

/s/ Theodore J. Bigos	/s/ Roger J. Sit
Theodore J. Bigos	Roger J. Sit
Director	Director

/s/ Karen L. Grandstrand	/s/ Julie H. Sullivan
Karen L. Grandstrand	Julie H. Sullivan
Director	Director

/s/ George G. Johnson	/s/ Barry N. Winslow
George G. Johnson	Barry N. Winslow
Director	Director

/s/ Richard H. King	/s/ Richard A. Zona
Richard H. King	Richard A. Zona
Director	Director